W.R. HUFF ASSET MANAGEMENT CO., L.L.C.

                     CODE OF ETHICS PURSUANT TO RULE 204A-1
                         OF THE INVESTMENT ADVISERS ACT

                                 I. INTRODUCTION

      W. R. HUFF ASSET MANAGEMENT CO., L.L.C. (the "Firm"), as a registered investment adviser under the Investment Advisers Act of 1940 (the "Act"), has fiduciary responsibilities to its clients. Accordingly, the Firm and all personnel, in conducting activities which fall within the scope of these fiduciary responsibilities, shall do so in a manner that will not conflict with the best interests of the Firm's clients. As a general matter, this means that in performing such fiduciary responsibilities, employees are to (i) place the interests of the Firm's clients ahead of personal interests, (ii) preserve the confidentiality of client securities holdings, and (iii) conduct personal securities transactions so that no actual conflict of interest is created with the Firm's clients.

      All employees are also required to comply with applicable federal securities laws, including those securities laws concerning the misuse of non-public information. Accordingly, set forth below are the Policies and Procedures ("Policy Statement") required by Section 204A-1 of the Act, as amended, and by the Insider Trading and Securities Fraud Enforcement Act of 1988 which are reasonably designed, taking into consideration the nature of the business of the Firm, to prevent the Firm and its full-time employees (hereinafter, "employees"), from trading in securities while in possession of material, non-public information, as well as policies and procedures which govern other aspects of the Firm's and such persons' activities.

      Every employee of the Firm must read, acknowledge receipt and understanding of, and retain a copy of this Policy Statement. Any questions regarding this Policy Statement should be referred to Ed Dartley or Cathy Markey.

            II. PROHIBITED CONDUCT INVOLVING SECURITIES TRANSACTIONS

      All employees of the Firm are prohibited from engaging in any securities transaction, for their own benefit or the benefit of others, including clients, while in possession of inside information concerning such securities ("insider trading"). Further, all employees of the Firm are prohibited from communicating material nonpublic information concerning any company or security to others. The Firm's policy applies to activities of such persons away from work as well as in their positions with the Firm.

      The term "insider trading" is not defined in the federal securities laws, but generally refers to trading in securities "on the basis of" material nonpublic information (whether or not the person making the trade is a company "insider") or to communications of material nonpublic information to others who trade. A trade will be considered to have taken place "on the basis of" material nonpublic information if the person making the trade was "aware" of the material nonpublic information at the time of the trade. So long as a purchase or sale is made while a person is aware of inside information, it is irrelevant whether the person actually considers the

Revised 1/28/05


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inside information a factor in making the purchase or sale. Material nonpublic information means information that is not generally known to the public and either (i) a reasonable investor would want to know the information before making an investment decision concerning the security or (ii) the information would likely affect the security's market price if it became publicly known.

      Material nonpublic information involving a company does not have to come from "inside" the company. For example, information about the contents of a forthcoming newspaper or magazine article that is expected to affect the price of the company's securities may be considered material nonpublic information. Material nonpublic information may in certain circumstances include nonpublic information about clients' transactions.

      While the law concerning insider trading is not static, it is generally understood that the law prohibits:

      1. trading by an insider, while in possession of material nonpublic information, or

      2. trading by a non-insider, while in possession of material nonpublic information, when the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

      3. trading on the basis of material nonpublic information if the person making the trade was aware that the information was nonpublic information at the time of the trade, or

      4. communicating material nonpublic information to others who may trade.

These prohibitions govern all inside accounts and affiliated accounts. For purposes of this Policy Statement, "inside accounts" include the account of any employee and the accounts of the Firm. "Affiliated account" generally means any other account as to which the Firm or any employee has a direct or indirect pecuniary interest or over which any such person exercises direct or indirect control or influence ("affiliated accounts"). Affiliated accounts include accounts of:

      1. a spouse (other than a legally separated or divorced spouse) or domestic partner of employee;

      2.    a minor child or grandchild of an employee;

      3. any other family member who resides with an employee or whose account is managed by such persons;

      4. any entity or other account as to which an employee, or any person specified in clauses 1 through 3 above, has a direct or indirect pecuniary interest or exercises direct or indirect control or influence (such as a trust or estate, a partnership of


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            which the person is a partner or a corporation in which the person has a pecuniary interest, and including accounts over which another person exercises investment discretion) and in which an employee has a pecuniary interest, but excluding public partnerships and corporations of which the person holds a de minimis interest; and

      5. any entity from which or account as to which an employee is entitled to receive, directly or indirectly, performance-related compensation, except that affiliated accounts do not include, for this purpose, accounts of clients.

Employees are cautioned that, under the federal securities laws, a wide variety of indirect interests, or accounts over which employees may exercise direct or indirect control or influence, may constitute an "affiliated account". In case of any doubt or uncertainty such persons are strongly urged to discuss the applicability of these rules with Ed Dartley or Cathy Markey.

                                 III. PENALTIES

      Penalties for insider trading or communicating material nonpublic information are severe, both for the individuals involved in such unlawful conduct and their employers, such as the Firm. A person can be subject to a variety of penalties even if he or she does not personally benefit from the violation. These penalties include, for example:

      o     CIVIL INJUNCTIONS;

      o     TREBLE DAMAGES;

      o     DISGORGEMENT OF PROFITS;

      o FINES for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

      o FINES for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided;

      o     Being BARRED from working in the industry.

      In addition, any violation of the law or this Policy Statement can be expected to result in serious sanctions by the Firm, including summary dismissal of the persons involved or suspected to be involved in such violations.


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                         IV. PROCEDURES FOR CLEARANCE OF
                        PERSONAL SECURITIES TRANSACTIONS

      The following procedures are in effect at the Firm to aid employees in avoiding conflicts of interest with the Firm's clients, avoid insider trading, and to aid the Firm in preventing, detecting and imposing sanctions against such conduct. Any questions about these procedures should be referred to Ed Dartley or Cathy Markey.

      1. Except to the extent provided in paragraph 2 below, all employees of the Firm are prohibited from engaging in any personal securities transaction for inside accounts or affiliated accounts without obtaining prior approval from William R. Huff, Cathy Markey, Ed Banks, Bill Connors, Josephine Carbone or Ed Dartley. Subject to paragraph 3 below, all requests for prior approval of securities transactions (including, but not limited to, initial public offerings and private placements) must be submitted by completing an Investment Request Form, substantially in the form of Exhibit A.

      2.    Prior approval is not required for:

            (a) transactions in securities held in an account over which the employee has no direct or indirect influence or control (subject to compliance with paragraph 5 below);

            (b) transactions effected pursuant to an automatic investment plan;

            (c)   direct obligations of the United States government;

            (d) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

            (e)   shares issued by money market funds;

            (f) shares issued by open-end mutual funds or by unit investment trusts that are invested exclusively in one or more open-end mutual funds (in either case, excluding any mutual funds for which the Firm serves as investment adviser);

            (g) purchases effected upon the exercise of rights by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer, or sales of such rights; and

            (h) Excluded Securities. "Excluded securities" are those about which Firm personnel do not have inside information and which the Firm would not purchase for its clients. Examples include index-linked securities such as


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                  SPDRs and QQQ, as well as mutual funds as described in
                  subsection (f) above.

Note that while prior approval is not required to trade in the foregoing securities, the rest of this Policy Statement applies to such transactions.

      3. William R. Huff, Cathy Markey, Ed Banks, Bill Connors, Josephine Carbone or Ed Dartley shall promptly notify the employee whether the request is approved or denied and such action will be recorded. It is expected that all orders will be promptly entered after notification of approval. In any event, clearance to execute an order shall be effective until the close of business on the day approval is given.

            Clearance may be given verbally by the Firm to the employee; however, absent unusual circumstances, it shall be the responsibility of the employee to obtain written confirmation, via an Investment Request Form (Exhibit A), of the clearance within five business days of the verbal notification. Please note that the Investment Request Form should be dated the same date as the trade date. Employees are advised to retain a copy of the written confirmation for their own records.

      4. Approval for a proposed purchase or sale ordinarily will be forthcoming whenever:

            (a)   no client account is purchasing or selling such security;

            (b) the employee represents, in writing, that he or she does not possess material nonpublic information concerning the security proposed to be purchased or sold; and

            (c) it does not otherwise appear, based upon the facts available at the time the request is made, that the transaction in question would amount to insider trading.

      5. An employee may, by written application to the aforementioned officers, request a waiver from the application of part or all of this Policy Statement to any affiliated account over which such person does not have any direct or indirect influence or control, although none of the aforementioned officers are, under any circumstances, obligated to grant any such waiver.

             V. DUPLICATE CONFIRMS AND PERIODIC STATEMENT REPORTING

      In addition to completing the Investment Request Form, employees must ensure that duplicate confirmations of all personal securities transactions, as well as monthly and annual statements, are sent to the Firm. New employees must submit to Josephine Carbone statements of their personal accounts and their affiliated accounts which reflect all personal securities


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transactions, as of the date employment is commenced, within ten (10) days of employment. The information in these statements must be current as of no more than 45 days prior to submission of the statements. The Firm does not require that it receive duplicate statements and confirmations for any account the only holdings of which are in securities identified in Section IV.2 (a) through (f) above.

      The Firm will send a letter, which must be signed by the employee, to the broker-dealer or other entity in order to ensure receipt by the Firm of duplicate confirmations and statements. All information relating to personal securities transactions received by the Firm shall be treated confidentially, but will be available for inspection by the general managers of the Firm, and by the appropriate regulatory agencies which supervise the Firm.

                        VI. STATEMENT OF CONFIDENTIALITY

      Employees shall not knowingly divulge, furnish, or make available to any third person or entity, without the Firm's prior written consent, any trade secrets or other confidential information concerning the Firm, any of its affiliates or any of its clients, or any business of the foregoing, including without limitation, (i) information concerning the operations, systems, services, personnel, financial affairs and investment and trading philosophies, strategies and techniques, (ii) computer software, forms, contracts, agreements, literature or other documents, and (iii) the identity of any clients of the Firm or its affiliates or other information about such clients, including, but not limited to, names, contact information, or other information concerning their investments and positions. In addition, care should be taken so that such information is secure. Where appropriate, files containing such information should be locked and access to computer files containing such information should be restricted. The confidentiality obligations of employees set for in this paragraph will be interpreted by the Firm as broadly as possible.

                         VII. MONITORING AND ENFORCEMENT

      Responsibility for enforcement will lie with Ed Banks, Josephine Carbone and Ed Dartley. There shall be maintained by Ed Dartley a file which will include all memoranda, Investment Request Forms, confirmations and statements referred to in this Policy Statement. Ed Dartley or a designated administrator will reconcile the forms and confirmations on a monthly basis. These are necessary as both preventative controls that seek to eliminate inadvertent violations of our Policy and detective controls that analyze trading patterns. In addition, Ed Dartley and Cathy Markey will, when appropriate, recommend modifications to the Policy to ensure that it continues to provide adequate safeguards and keeps pace with changes in the industry.

      Any alleged violations of this Policy Statement must be promptly reported to Edward Dartley as chief compliance officer. When there is reason to believe an employee has violated the Policy, Ed Banks, Josephine Carbone and Ed Dartley will conduct an in-depth review. As part of this process, the employee will have an opportunity to present his or her side of the story.


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 A decision will then be made on the appropriate action to be taken.

                      VIII. ANNUAL STATEMENT OF COMPLIANCE

      Every employee of the Firm will receive a copy of this Policy Statement and any amendments annually and will, at that time, be required to execute a statement (in the form of Exhibit B hereto) to the effect that he has read and understands, has complied with and will continue to comply with, the procedures set forth in this Policy Statement.


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                                                                       Exhibit A

                     W.R. HUFF ASSET MANAGEMENT CO., L.L.C.
                             Investment Request Form


Employee Name: ______________________________________ Date: ___________
(Complete form for trade date. Approval, if granted, is only good for same day trading.)

Account Information:

Account Name: ____________________________ Account No.: ____________________

Name of Broker/Bank: _______________________________________________________

|_| Personal |_| Family (specify) __________________________________________

Transaction Detail:

|_| Buy       Issuer/Security/Symbol:_______________________________________

|_| Sell      Issuer/Security/Symbol:_______________________________________

Disclosure Statement:

      I hereby represent that, to the best of my knowledge, neither I nor the account holder is: (1) attempting to benefit personally from any existing business relationship between the issuer and W. R. HUFF ASSET MANAGEMENT CO., L.L.C. (the "Company") or any client of the Company; (2) engaging in any manipulative or deceptive trading activity; (3) in possession of any material non-public information concerning the issuer or market information which could potentially affect the market price of the security; or (4) engaging in any action that conflicts or potentially conflicts with the interests of any such client.

Employee Signature ____________________________________________________________

--------------------------------------------------------------------------------
COMPANY USE ONLY

|_|  Approved     |_|  Disapproved

Authorized Signatory _______________________   Date: ________________________

Checked with PM:   EB    BB    BC    DC      BH       MM      KJH (if non-PM is
approving)

|_|   No ongoing client trading program     |_|     No current client trading


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                                                                       Exhibit B

                            EMPLOYEE ACKNOWLEDGMENT

      I hereby acknowledge that I have read, understand and will comply with, the foregoing Policy Statement. All securities transactions in which I have engaged since my employment with the Firm have complied with the Policy Statement and with the law.

      I also understand that any violation of the Policy Statement may subject me to immediate dismissal from the Firm, in addition to any fines, penalties and sanctions to which I may be subject at law.

_________________________                            ______________________
       Printed Name                                           Date

_________________________
       Signature


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